Exhibit 99.3

LETTER TO CLIENTS

Offer by

IEG HOLDINGS CORPORATION

to Exchange Four Shares of IEG Holdings Corporation Common Stock

For

Each Share of Common Stock of

LENDINGCLUB CORPORATION

Up to an Aggregate of 40,345,603 Shares of LendingClub Corporation Common Stock

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON AUGUST 10, 2017, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

July 12, 2017

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by IEG Holdings Corporation (“IEG Holdings”), a Florida corporation, to exchange four shares of IEG Holdings’ common stock for each share of LendingClub Corporation (“LendingClub”) common stock (“LendingClub Common Stock”), up to an aggregate of 40,345,603 shares of LendingClub common stock, representing approximately 9.99% of LendingClub’s outstanding shares as of April 28, 2017, validly tendered and not properly withdrawn in the offer.

We (or our nominees) are the holder of record of shares of LendingClub Common Stock held by us for your account. A tender of such shares of LendingClub Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of LendingClub Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of LendingClub Common Stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of LendingClub Common Stock.

If you wish to have us tender any or all of your shares of LendingClub Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of LendingClub Common Stock, all such shares of LendingClub Common Stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange

Four Shares of IEG Holdings Corporation Common Stock

For

Each Share of Common Stock of

LENDINGCLUB CORPORATION

Up to an Aggregate of 40,345,603 Shares of LendingClub Corporation Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by IEG Holdings Corporation (“IEG Holdings”), a Florida corporation, to exchange four shares of IEG Holdings’ common stock for each share of LendingClub Corporation (“LendingClub”) common stock (“LendingClub Common Stock”), up to an aggregate of 40,345,603 shares of LendingClub common stock, representing approximately 9.99% of LendingClub’s outstanding shares as of April 28, 2017, validly tendered and not properly withdrawn in the offer.

If, upon the expiration of the offer, LendingClub stockholders have validly tendered and not validly withdrawn more shares of LendingClub Common Stock than IEG Holdings is able to accept for exchange, IEG Holdings will accept for exchange the shares of LendingClub Common Stock validly tendered and not validly withdrawn by each tendering stockholder on a pro rata basis, based on the proportion that the total number of shares of LendingClub Common Stock to be accepted for exchange bears to the total number of shares of LendingClub Common Stock validly tendered and not validly withdrawn (rounded to the nearest whole number of shares of LendingClub Common Stock).

Any shares of LendingClub Common Stock not accepted for exchange in the exchange offer as a result of proration will be returned to the tendering stockholder promptly after the expiration of the exchange offer in book-entry form to a direct registration account in the name of the registered holder maintained by LendingClub’s transfer agent even if tendered in certificated form.

With respect to the offer described in the prospectus/offer to exchange, the undersigned hereby instructs you (check appropriate box):

[  ] To tender ALL shares of LendingClub Common Stock held by you for the account of the undersigned*

[  ] To tender SOME shares of LendingClub Common Stock held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the shares of LendingClub Common Stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of LendingClub Common Stock indicated below (or if no number is indicated below, all shares of LendingClub Common Stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related letter of transmittal.

Account Number:

Number of Shares of LendingClub Common Stock Being Tendered Hereby: shares*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* If left blank or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of LendingClub Common Stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

Dated: _________________________, 20____

(Signature(s))

Please Print Name(s)

Address(es) (including zip code):

Telephone No(s). Including Area Code:

Taxpayer Identification or Social Security No(s).:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE DEPOSITORY AND EXCHANGE AGENT, INFORMATION AGENT OR IEG HOLDINGS.